EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

 1.  Accurate Air Systems, Inc., a Texas corporation

 2.  Atlas Air Conditioning, Inc., a Texas corporation

 3.  CSI/Bonneville, an Utah corporation

 4.  Eastern Heating & Cooling, Inc., a New York corporation

 5.  Freeway Heating & Air Conditioning, a Utah corporation

 6.  Quality Air Heating & Cooling, Inc., a Michigan corporation

 7.  S.M. Lawrence Co., a Tennessee corporation

 8.  Seasonair, Inc., a Maryland corporation

 9.  Standard Heating & Air Conditioning Co., an Alabama corporation

10.  Tech Heating & Air Conditioning, Inc., an Ohio corporation

11.  Tri-City Mechanical, Inc., an Arizona corporation

12.  Western Building Services, Inc., a Colorado corporation

13.  Walker-J-Walker, Inc., a Tennessee corporation

14.  River City Mechanical, Inc., a Michigan corporation

15.  S&K Air Conditioning Co., Inc., a Georgia corporation

16.  Fred Hayes Mechanical Contractors, Inc., a Virginia corporation

17.  Kuempel Service, Inc., an Ohio corporation

18.  Salmon & Alder, Inc., an Utah corporation

19.  Troost Service Co., a Michigan corporation

20.  Temp-Right Service, Inc., a Montana corporation

21.  Hillcrest Sheet Metal, Inc., a Delaware corporation

22.  Nogle & Black Mechanical, a Delaware corporation

23.  North Jersey Mechanical Contractors, Inc., a New Jersey corporation

24.  Design Mechanical Incorporated, a Delaware corporation

25.  EDS, Inc., a Minnesota corporation

26.  Mechanical Service Group, Inc., a Delaware corporation

27.  CEL, Inc., a Delaware corporation

28.  BCM Controls Corporation, a Massachusetts corporation

29.  Allstate Mechanical, Inc., a Colorado corporation

30.  Dynastar, Inc., a Colorado corporation

31.  Lowrie Electric Co., Inc., a Tennessee corporation

32.  Batchelor's Mechanical Contractors, Inc., an Alabama corporation

33.  James Air Conditioning Enterprises, Inc., a Puerto Rico corporation

34.  MJ Mechanical Services, Inc., a Delaware corporation

35.  Meadowlands Fire Protection Corp., a New Jersey corporation

36.  F&G Mechanical Corp., a Delaware corporation

37.  Helm Corporation, a Colorado corporation

38.  GMS Air Conditioning, Inc., a Delaware corporation
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39.  Martin Heating, Inc., a Delaware corporation

40.  OK Sheet Metal & Air Conditioning, Inc., a Delaware corporation

41.  Air Power Systems, Inc., a Delaware corporation

42.  Mandell Mechanical Corporation, a Delaware corporation

43.  Ross & Associates, Inc., a Delaware corporation

44.  Hess Mechanical Corporation, a Delaware corporation

45.  Radney Plumbing, Inc., a Delaware corporation

46.  North American Mechanical, Inc., a Delaware corporation

47.  The Harvey Robbin Company, a Delaware corporation

48.  United Environmental Services, Inc., a Delaware corporation